UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 18, 2005

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

          In connection with the issue and sale by BB&T Capital Trust I, a Delaware statutory trust (the “Trust”) of 500,000 5.85% Capital Securities (liquidation amount of $1,000 per security) (the “Capital Securities”) of the Trust (the “Capital Securities Offering”), BB&T Corporation, a North Carolina corporation (the “Company”), entered into the following agreements:

          (1) Amended and Restated Trust Agreement, dated as of August 18, 2005, by and among the Company, as Depositor, U.S. Bank National Association (“U.S. Bank”), as Property Trustee, Wilmington Trust Company, as Delaware Trustee, M. Patricia Oliver and Christopher L. Henson, as Administrative Trustees, and the several Holders of the Trust Securities, as defined below (the “Trust Agreement”). The Capital Securities and the Trust’s common securities (together, the “Trust Securities”) were issued pursuant to the Trust Agreement and constitute all of the Trust Securities of the Trust. The Company acquired all of the common securities of the Trust. Pursuant to the Trust Agreement, the Trust used the proceeds from the sale of the Trust Securities to purchase junior subordinated debentures from the Company.

          (2) Junior Subordinated Indenture, dated as of August 18, 2005, by and between the Company and U.S. Bank, as trustee (the “Indenture”). Pursuant to the Indenture and the First Supplemental Indenture, as described below, the Company issued junior subordinated debentures that were purchased by the Trust with the proceeds from the sale of its Trust Securities.

          (3) First Supplemental Indenture, dated as of August 18, 2005, by and between the Company and U.S. Bank, as trustee, under the Indenture (the “Supplemental Indenture”). Pursuant to the Supplemental Indenture, the junior subordinated debentures: (i) have an aggregate principal amount equal to $515,464,000, which is the aggregate liquidation amount of the Capital Securities plus the capital contributed by the Company for the common securities; (ii) bear interest at an annual rate of 5.85%; (iii) pay interest semi-annually, subject to the right of the Company to defer interest payments for up to ten consecutive semi-annual periods; and (iv) mature on August 18, 2035, although the Company may redeem them earlier under certain circumstances.

          (4) Guarantee Agreement, dated as of August 18, 2005, by and between the Company and U.S. Bank, as guarantee trustee (the “Guarantee Agreement”). Pursuant to the Guarantee Agreement, the Company guarantees payment of distributions or amounts payable on redemption or liquidation of the Capital Securities to the extent that the Trust has funds available to make such payments. The Company will not cover payments when the Trust does not have sufficient funds to make payments on the Capital Securities.

          The Company has entered into prior arrangements with U.S. Bank, in its capacity as a trustee, in connection with certain other transactions unrelated to the Capital Securities Offering. The descriptions of the Indenture, the Supplemental Indenture, the Trust Agreement and the Guarantee Agreement set forth in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the copies of these agreements filed as exhibits to this Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

Exhibit 99.1	Junior Subordinated Indenture, dated as of August 18, 2005, by and between BB&T Corporation and U. S. Bank National Association, as Trustee.

Exhibit 99.2

First Supplemental Indenture, dated as of August 18, 2005, by and between BB&T Corporation and U.S. Bank National Association, as Trustee, under the Junior Subordinated Indenture, dated as of August 18, 2005, by and between BB&T Corporation and U.S. Bank National Association, as Trustee.

Exhibit 99.3

Amended And Restated Trust Agreement, dated as of August 18, 2005, by and among BB&T Corporation, as Depositor, U.S. Bank National Association, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, M. Patricia Oliver and Christopher L. Henson, as Administrative Trustees, and the several Holders of the Trust Securities.

Exhibit 99.4	Guarantee Agreement, by and between BB&T Corporation, as Guarantor, and U.S. Bank National Association, as Guarantee Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/S/ EDWARD D. VEST
Edward D. Vest
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: August 24, 2005